                                                                   EXHIBIT 10.23

July 26, 2000


Charles E. Lendvoyi
13204 Latourette
Fenton,  MI  48430


Dear Chuck:

         This letter will serve to confirm that your employment with JLK Direct Distribution Inc. ("The Company") will be terminated effective August 1, 2000. Your duties and responsibilities as Vice President & Director FSS end effective July 31, 2000.

         The Company is prepared to offer you the enhanced severance package described in this letter and its attachment and exhibit.

         The following provisions constitute the severance offer:

         a) You will continue to receive your current monthly base salary (subject to continuing deductions and withholdings and currently elected benefits) through the date of July 31, 2000. Credited service in the Retirement Income Plan would cease to accrue beyond your last day of work, July 31, 2000.

         b) In addition, you will also continue to receive monthly compensation (subject to continuing deductions and withholdings) at your current base salary until January 31, 2001.

         c) In addition, if you are not employed, self-employed or otherwise, by January 31, 2001, and in our sole discretion, we are satisfied that you are making reasonable efforts to become employed, you will continue to receive monthly compensation at your current base salary, until the earlier of either July 31, 2001, or the date you become employed.

         d) In addition to the above payments, you will receive the group medical insurance according to your Enrollment Election under the Flexible Benefits Program through January 31, 2001. If you are not employed, self-employed or otherwise, as specified in paragraph c.) on page 1, by January 31, 2001, and in our sole discretion we are satisfied that you are making reasonable efforts to become employed, you will continue to receive the group medical insurance program according to your Enrollment Election under the Flexible Benefits Program through April 30, 2001.

              Effective July 1, 1986, a law was passed, the Consolidated Omnibus Budget Reconciliation Act (COBRA), which gives you and your dependents, upon termination of benefits, the opportunity to purchase continued group health care coverage for an 18 month period. This includes medical, dental, vision and the health care spending account, as long as you were enrolled in these plans at the time of termination.

              The six months (through January 31, 2001) or the twelve months (through July 31, 2001), of additional medical coverage (depending on when you become employed) provided by JLK Distribution Direct Inc. will reduce your eighteen months of COBRA eligibility for medical coverage.

         This severance offer is conditional upon your agreeing to the following terms:

         a) Until you are otherwise employed, you will be available to provide to the Company periodic consultation, provided advance notice is given to you and such consultation does not



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              unreasonably interfere with your efforts to obtain employment.
              Your consulting obligation will end when the company's obligation to pay you monthly compensation terminates.

         b) You properly execute and return to the Company an acknowledgement and agreement copy of this letter, Exhibit A and Exhibit B, which are made a part of the letter and offer by reference and incorporated herein.

         c) This agreement will not enlarge or diminish any rights you may have under workers compensation or unemployment compensation, or similar laws, subject however to the terms of Exhibit B.

         d) If you are made a party to or required to appear as a witness in any legal proceeding involving matters related to performance of your duties while employed by the company or your consulting pursuant to this agreement, the company will indemnify you fully for any expenses, including legal fees, you incur or liability imposed upon you, to the extent permitted by the Michigan Business Corporation Law.

         You should carefully consider the matters outlined in this letter, Exhibit A and Exhibit B. If, after due deliberation and consultation with any professional advisors you think appropriate, including legal counsel, all matters are agreeable to you, please indicate your acknowledgement and agreement by signing each of the documents at the appropriate place and return a copy of each to me.

         You may take up to twenty-one (21) days to consider this offer, and for a period of seven (7) days following your signing, you may revoke it in writing. This agreement will not be effective until the seven (7) day period has expired.

                                                  Sincerely,

                                                  /s/ S. B. Duzy, Jr.
                                                  ------------------------------
                                                  S. B. Duzy, Jr.
                                                  Acting Chief Operating Officer

Attachments

Acknowledged and agreed, intending to be legally bound hereby:

/s/ Charles G. Lendvoyi
------------------------------
(full name of employee)

August 14, 2000
------------------------------
Date
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                                    EXHIBIT A

                                    BENEFITS

                               Charles G. Lendvoyi

The following benefits are available as part of the severance offer:

Until the end of the Company's obligation to continue compensation, under the provisions of the letter agreement to which this Exhibit A is attached, Charles
G. Lendvoyi will continue to be provided with the coverage under the group medical insurance program according to his 2000 Enrollment Election under the Flex Benefits Program.

In all matters of salary compensation and benefits offered, appropriate deductions for taxes and required withholding will continue.


Acknowledged and agreed, intending to be legally bound hereby:

/s/ Charles G. Lendvoyi
-----------------------
(full name of employee)


August 14, 2000
-----------------------
Date
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                                    EXHIBIT B

                             RELEASE AND SETTLEMENT

         For and in consideration of the provisions set forth on the attached letter dated July 26, 2000, and Exhibit A, and intending to be legally bound hereby, I, Charles G. Lendvoyi do, for myself and my heirs, executors, administrators, successors and assigns, hereby release, quitclaim and forever discharge JLK Direct Distribution Inc. all past and present subsidiaries, divisions, officers, directors, employees, agents and assigns of JLK Direct Distribution Inc. (severally and collectively hereinafter called "Releasees"), jointly and individually, of and from any and all claims, demands, causes of action, obligations, damages and liabilities of every nature and description, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, real or imaginary, actual or potential, and whether arising at law or in equity, under the common law, state law, federal law, (including but not limited to the Age Discrimination in Employment Act of 1967, as amended), the Elliot-Larsen Civil Rights Act, or any other law, or otherwise relating to or arising out of my employment or the termination of my employment with JLK Direct Distribution Inc.

         I hereby declare that I voluntarily accept the above-mentioned consideration for the purpose of making a full and final compromise, adjustment and settlement of the claims mentioned above and in furtherance of the termination of my employment from JLK Direct Distribution Inc.

         I understand, covenant and agree that this Release and Settlement (hereinafter called "Release") is intended to cover not only all known claims arising out of or in any way related to my employment or the termination of my employment, but also any claims in the future, arising out of or in any way relating to my employment or the termination of my employment, not now known or anticipated, which may develop later

         I further understand, covenant and agree that the above-mentioned consideration does not constitute an admission of any liability whatsoever by Releasees or any other persons, firms, partnerships or corporations with respect to the claims mentioned above.

         It is understood and agreed that this agreement and the releases and covenants contained herein shall be binding upon and inure to the benefit of my assigns, heirs, executors and administrators and the predecessors, successors and assigns of Releasees and each past and present employee, agent, representative, officer or director of Releasees.

         I further understand and agree that this Release and attached letter and Exhibit A constitute the entire agreement concerning my employment and the termination thereof and cancels and supersedes any other agreements or understandings. Provided, however, that the confidentiality and non-disclosure provisions of Paragraphs 4, 5 and 6 my Employment Agreement, dated November 22, 1985, remain in full force and effect and binding on me.

         I agree that I will not file, in any federal, state or local court or administrative agency, any claims or charges of any kind against Releasees.

         I represent and agree that I will keep the terms, amount and fact of this Release and attached letter and Exhibit A completely confidential, and that I will not hereafter disclose any information concerning this Release to anyone, including, but by no means limited to, any past, present or prospective employee or applicant for employment with Releasee. I covenant and agree that I will keep the fact of, as well as the terms, amount and facts set forth in this Release and attached letter and Exhibit A, completely confidential and not disclose them to any person other than my attorney, accountant, tax advisor, or immediate family members. To the extent that I disclose those terms to the aforementioned persons, I will advise them that they must not disclose them and that they are bound by this confidentiality provision. I, however, understand that nothing in this Release shall prohibit me from disclosing any information to my attorney or for any other purpose required by law.

         It is my understanding that nothing in this Release shall impair any right I have to receive any vested company benefits to which I am otherwise entitled.

         I further understand, covenant and agree that the only consideration for the signing of the Release is the terms stated above; that no other promise or agreement of any kind was made to or with me by any person or entity whatsoever to cause me to sign the Release; that I am competent to execute this Release; that I fully understand the

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meaning and intent of this document and that I have signed this Release voluntarily and knowingly, without coercion, and with full knowledge of the nature and consequences thereof. I have been advised by Releasees to consult with an attorney and/or other advisors prior to executing this Release.

         I understand that I have been given twenty-one (21) days after the date this Release is presented to me (until August 16, 2000) to decide whether or not to accept the terms and sign the Release. I also understand that I have the right to revoke the Release within seven (7) days of signing this Release, and this Release shall not become effective or enforceable until that revocation period has expired. Revocation may be made only by written notice of revocation which, to be effective, must be actually delivered within the revocation period to: JLK Direct Distribution Inc., 31800 Industrial Road, P.O. Box 3359, Livonia, Michigan 48150, Attention: Secretary and General Counsel.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 14th day of August, 2000, intending to be legally bound.

                                                         /s/ Charles G. Lendvoyi
                                                         -----------------------
                                                         (full name of employee)

Signature)

State of Michigan)

         )SS:

County of Genesee)



         On this 14th day of August, 2000, before me, a notary public, personally appeared Charles G. Lendvoyi, Known to me (or satisfactorily proven) to be the person whose name is subscribed to the foregoing Release and acknowledge that Charles G. Lendvoyi executed the same for the purpose therein stated.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                                         /s/ Andrea Middleton
                                                         -----------------------
                                                         Notary Public

My Commission Expires: August 5, 2004